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                                                                    EXHIBIT 10.1


                              TAX SHARING AGREEMENT

      THIS TAX SHARING AGREEMENT ("Agreement") is made as of August 31, 1999 by and among Washington Mutual, Inc., a Washington corporation ("WMI"), Washington Mutual Bank fsb, a federal savings bank ("WMBfsb"), Washington Mutual Bank, a state chartered savings bank ("WMB"), New American Capital, Inc., a savings and loan holding company whose principle subsidiary is Washington Mutual Bank, FA, a federal savings association ("WMBFA") and Aristar, Inc., a Delaware corporation, on behalf of themselves, each of their current subsidiaries and all subsidiaries that any one or more of them may own in the future (together, the "Subsidiaries"). This agreement supersedes the Tax Sharing Agreement dated March 30, 1998 among WMI and subsidiaries.

      WHEREAS, WMI owns 100% of the issued and outstanding capital stock of WMBfsb, WMB and NACI.

      WHEREAS, WMI owns either directly or indirectly, 100% of the issued and outstanding capital stock of the Subsidiaries;

      WHEREAS, NACI owns 100% of the issued and outstanding capital stock of WMBFA and Aristar, Inc.;

      WHEREAS, WMI, WMBfsb, WMB, NACI, WMBFA, Aristar, Inc., and the Subsidiaries join in the filing of a consolidated federal income tax return and combined or consolidated tax returns in various states and other local taxing jurisdictions; and

      WHEREAS, it is the desire of the parties hereto to enter into a definitive written Tax Sharing Agreement, which agreement describes the manner in which the consolidated federal income tax liability is shared among the members of the consolidated group and the manner in which the combined or consolidated state or other local tax is shared among members of the combined or consolidated group;

      NOW, THEREFORE, in consideration of the foregoing premises, the parties agree as follows:

1. For all taxable years during which WMBfsb, WMB, NACI, WMBFA, Aristar, Inc., or any Subsidiary is a member of an "affiliated group" of WMI as defined in Section 1504 of the Internal Revenue Code and is required to join in the filing of a consolidated federal income tax return of WMI and its consolidated subsidiaries, the federal income tax liability of such consolidated group shall be allocated and shared among WMBfsb, WMB, NACI, Aristar, Inc., and each Subsidiary as if such entities filed a separate or consolidated return, as the case may be.

2. The federal income tax accounts between WMI, WMBfsb, WMB, NACI, WMBFA, Aristar, Inc., and each subsidiary shall be settled in the following manner:
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      (a)   WMBfsb, WMB, NACI, WMBFA, Aristar, Inc., and each Subsidiary shall make payments on account of their federal income tax liability to WMI in the same manner and at the same time as if such entities were filing separate returns or separate consolidated returns with, and making payment of taxes (including estimated taxes) to the Internal Revenue Service ("IRS").

      (b) WMI shall pay to WMBFA, WMBfsb, WMB, NACI, Aristar, Inc., and each Subsidiary amounts that may be due them on account of (i) any overpayment of their said tax liability for a taxable year or (ii) any credit that may result from the utilization of their net operating loss for a taxable year, such credit being determined in accordance with the provisions of item 1 above, within 30 days after the consolidated return is filed for that taxable year or, to the extent any such amount due must be recovered from the IRS, within 30 days after payment is received from the IRS, or, if the amount due represents an overpayment of estimated tax which is in excess of WMBFA's, WMBfsb's, WMB's, NACI's, Aristar, Inc.'s or a Subsidiary's estimated allocable share of the consolidated federal income tax liability for the year, then such excess shall be paid by WMI within 30 days of receipt from WMBFA, WMBfsb, WMB, NACI, Aristar, Inc., or the Subsidiary of a written explanation of the overpayment.

3. For all taxable years during which WMBfsb, WMB, NACI, WMBFA, Aristar, Inc., or any Subsidiary is included in a combined or consolidated tax return with WMI or another of its subsidiaries, the state or other local tax liability of such combined or consolidated group shall be allocated to:

      (a) WMBfsb, WMB, NACI, WMBFA, Aristar, Inc., and each Subsidiary as if each of WMBfsb, WMB, NACI, WMBFA, and such other Subsidiary had filed a separate, combined or consolidated tax return with each of its respective subsidiaries and

      (b) WMI to the extent the sum of the amounts determined pursuant to clause (a) is different from the liability of the combined or consolidated group.

      In no event will the foregoing allocation result in treatment less favorable to WMBfsb, WMB, WMBFA, and their subsidiaries than if they had filed separate, combined or consolidated tax returns, as the case may be.

4. The state and other local tax accounts between WMI, WMBfsb, WMB, NACI, WMBFA, Aristar, Inc., and each Subsidiary shall be settled in the following manner:

      (a) WMBfsb, WMBFA, NACI, Aristar, Inc., and each Subsidiary shall make payments on account of their state and other local tax liability to WMB in the same manner and at the same time as if such entities were filing separate returns or separate combined returns with, and making payments of taxes (including estimated taxes) to such state or other local taxing authority. WMB shall compute its state and other local tax liability in the same manner and at the same time as if such it were filing a separate return with, and making payment of taxes (including estimated taxes) to such state or other local taxing authority.

      (b) WMI shall make payments to WMB in an amount necessary to satisfy the state and other local tax liability after considering the payments computed in (a) above.

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      (c)   WMB shall pay to WMI, WMBfsb, WMBFA, NACI, Aristar, Inc., and each
            Subsidiary amounts that may be due them on account of (i) any overpayment of their said tax liability for a taxable year or (ii) any credit that may result from the utilization of their net operating loss for a taxable year, such credit being determined in accordance with item 3 above, within 30 days after the combined or consolidated return is filed for that taxable year or, to the extent any such amount due must be recovered from any state or other local taxing authority, within 30 days after payment is received from such state or other local taxing authority, or, if the amount due represents an overpayment of estimated tax which is in excess of WMI's, WMBfsb's, WMBFA's, NACI's, Aristar, Inc.'s, or a Subsidiary's estimated allocable share of the or combined State or local tax liability for the year by more than 10%, then such excess shall be paid by WMB within 30 days of receipt from WMI, WMBfsb, WMBFA, NACI, Aristar, Inc., or the subsidiary of a written explanation of the overpayment

5. Deferred tax assets and liabilities of WMI, WMBfsb, WMB, NACI, WMBFA, Aristar, Inc., and each Subsidiary will be handled in a manner consistent with Statement of Financial Accounting Standards No. 109 and, as it relates to WMBfsb, WMB, and WMBFA, consistent with bank and thrift regulatory guidelines. A copy of the current regulatory guidelines is attached hereto as Exhibits A and B.

6. This agreement shall remain in full force and effect until modified or amended by the mutual agreement of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this date first above written:

Washington Mutual, Inc.                    New American Capital, Inc.

By /s/ KERRY KILLINGER                     By /s/ KERRY KILLINGER
   ------------------------------------       --------------------------------
   Kerry Killinger, Chairman, President       Kerry Killinger, President
   and Chief Executive Officer


Washington Mutual Bank fsb                 Aristar, Inc.

By /s/ KERRY KILLINGER                     By /s/ CRAIG CHAPMAN
   ------------------------------------       ----------------------------------
   Kerry Killinger, President                 Craig J. Chapman, President


Washington Mutual Bank                     Washington Mutual Bank, FA

By /s/ WILLIAM A. LONGBRAKE                By /s/ WILLIAM A. LONGBRAKE
   ------------------------------------       ----------------------------------
   William Longbrake, Vice Chair and          William Longbrake, Vice Chair and
   Chief Financial Officer                    Chief Financial Officer